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                                                                   EXHIBIT T3G

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM T-1
                                    --------

                            STATEMENT OF ELIGIBILITY
                      UNDER THE TRUST INDENTURE ACT OF 1939
                  OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                   OF A TRUSTEE PURSUANT TO SECTION 305(B)(2)

                                -----------------

                       THE FIRST NATIONAL BANK OF CHICAGO
               (EXACT NAME OF TRUSTEE AS SPECIFIED IN ITS CHARTER)

 A NATIONAL BANKING ASSOCIATION                               36-0899825
                                                              (I.R.S. EMPLOYER
                                                       IDENTIFICATION NUMBER)

ONE FIRST NATIONAL PLAZA, CHICAGO, ILLINOIS                   60670-0126
     (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                 (ZIP CODE)

                       THE FIRST NATIONAL BANK OF CHICAGO
                      ONE FIRST NATIONAL PLAZA, SUITE 0286
                          CHICAGO, ILLINOIS 60670-0286
             ATTN: LYNN A. GOLDSTEIN, LAW DEPARTMENT (312) 732-6919
            (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                                -----------------

                           FUSION SYSTEMS CORPORATION
               (EXACT NAME OF OBLIGOR AS SPECIFIED IN ITS CHARTER)


      DELAWARE                                                52-0915080
(STATE OR OTHER JURISDICTION OF                               (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)                         IDENTIFICATION NUMBER)


      7600 STANDISH PLACE
      ROCKVILLE, MARYLAND                                     20855
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                      (ZIP CODE)



                            CONTINGENT PAYMENT RIGHTS
                                 DEBT SECURITIES
                         (TITLE OF INDENTURE SECURITIES)

ITEM 1.      GENERAL INFORMATION. FURNISH THE FOLLOWING
             INFORMATION AS TO THE TRUSTEE:

             (A)   NAME AND ADDRESS OF EACH EXAMINING OR
             SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.

             Comptroller of Currency, Washington, D.C.,
             Federal Deposit Insurance Corporation,
             Washington, D.C., The Board of Governors of the Federal Reserve System, Washington D.C.

             (B)   WHETHER IT IS AUTHORIZED TO EXERCISE
             CORPORATE TRUST POWERS.

             The trustee is authorized to exercise corporate trust powers.

ITEM 2.      AFFILIATIONS WITH THE OBLIGOR. IF THE OBLIGOR
             IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH
             SUCH AFFILIATION.

             No such affiliation exists with the trustee.


ITEM 16.     LIST OF EXHIBITS. LIST BELOW ALL EXHIBITS FILED AS A
             PART OF THIS STATEMENT OF ELIGIBILITY.

             1. A copy of the articles of association of the trustee now in effect.*

             2. A copy of the certificates of authority of the trustee to commence business.*

             3. A copy of the authorization of the trustee to exercise corporate trust powers.*

             4.  A copy of the existing by-laws of the trustee.*

             5.  Not Applicable.

             6.  The consent of the trustee required by
                 Section 321(b) of the Act.


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             7.  A copy of the latest report of condition of the
                 trustee published pursuant to law or the requirements of its supervising or examining authority.

             8.  Not Applicable.

             9.  Not Applicable.


     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The First National Bank of Chicago, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 11th day of July, 1997.


                                    THE FIRST NATIONAL BANK OF CHICAGO,
                                    TRUSTEE

                                    BY /s/ RICHARD D. MANELLA
                                       ----------------------
                                       RICHARD D. MANELLA
                                       VICE PRESIDENT






* EXHIBITS 1, 2, 3 AND 4 ARE HEREIN INCORPORATED BY REFERENCE TO EXHIBITS BEARING IDENTICAL NUMBERS IN ITEM 16 OF THE FORM T-1 OF THE FIRST NATIONAL BANK OF CHICAGO, FILED AS EXHIBIT 25.1 TO THE REGISTRATION STATEMENT ON FORM S-3 OF SUNAMERICA INC. FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 25, 1996 (REGISTRATION NO. 333-14201).


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



                                    EXHIBIT 6



                       THE CONSENT OF THE TRUSTEE REQUIRED
                          BY SECTION 321(b) OF THE ACT


                                  July 11, 1997



Securities and Exchange Commission
Washington, D.C.  20549

Gentlemen:

In connection with the qualification of an indenture between Fusion Systems Corporation and The First National Bank of Chicago, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                              Very truly yours,

                              THE FIRST NATIONAL BANK OF CHICAGO

                              BY: /s/ RICHARD D. MANELLA
                                  ----------------------
                                  RICHARD D. MANELLA
                                  VICE PRESIDENT





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                                    EXHIBIT 7


Legal Title of Bank:   The First National Bank of Chicago   Call Date: 03/31/97  ST-BK:  17-1630 FFIEC 031
Address:               One First National Plaza, Ste 0303                                        Page RC-1
City, State  Zip:      Chicago, IL  60670
FDIC Certificate No.:  0/3/6/1/8
                       ---------

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR MARCH 31, 1997

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET


                                                                                                                  C400
                                                                                 DOLLAR AMOUNTS IN            ---------
                                                                                     THOUSANDS          RCFD  BIL MIL THOU
                                                                                 -----------------      ----  ------------
ASSETS
1.  Cash and balances due from depository institutions (from Schedule
    RC-A):
    a. Noninterest-bearing balances and currency and coin(1)...............                             0081    3,871,170      1.a.
    b. Interest-bearing balances(2)........................................                             0071    6,498,314      1.b.
2.  Securities
    a. Held-to-maturity securities(from Schedule RC-B, column A)...........                             1754            0      2.a.
    b. Available-for-sale securities (from Schedule RC-B, column D).............                        1773    3,901,208      2.b.
3.  Federal funds sold and securities purchased under agreements to
    resell                                                                                              1350    4,612,975      3.
4.  Loans and lease financing receivables:
    a. Loans and leases, net of unearned income (from Schedule
    RC-C).....................................................                  RCFD 2122 23,345,201                           4.a.
    b. LESS: Allowance for loan and lease losses...........................     RCFD 3123    420,963                           4.b.
    c. LESS: Allocated transfer risk reserve...........................         RCFD 3128          0                           4.c.
    d. Loans and leases, net of unearned income, allowance, and
       reserve (item 4.a minus 4.b and 4.c)............................                                 2125   22,924,238      4.d.
5.  Trading assets (from Schedule RD-D)....................................                             3545    8,792,158      5.
6.  Premises and fixed assets (including capitalized leases)...............                             2145      706,928      6.
7.  Other real estate owned (from Schedule RC-M).......................                                 2150        6,563      7.
8.  Investments in unconsolidated subsidiaries and associated
    companies (from Schedule RC-M).....................................                                 2130       61,551      8.
9.  Customers' liability to this bank on acceptances outstanding...........                             2155      488,866      9.
10. Intangible assets (from Schedule RC-M).................................                             2143      291,569     10.
11. Other assets (from Schedule RC-F)......................................                             2160    1,775,283     11.
12. Total assets (sum of items 1 through 11)...............................                             2170   53,930,823     12.

------------

(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held for trading.



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

Legal Title of Bank:   The First National Bank of Chicago   Call Date: 03/31/97 ST-BK:  17-1630 FFIEC 031
Address:               One First National Plaza, Ste 0303                                          Page RC-2
City, State  Zip:      Chicago, IL  60670
FDIC Certificate No.:  0/3/6/1/8
                       ---------


SCHEDULE RC-CONTINUED

                                                                                DOLLAR AMOUNTS IN
                                                                                    THOUSANDS                    BIL MIL THOU
                                                                                ------------------               ------------
LIABILITIES
13. Deposits:
    a. In domestic offices (sum of totals of columns A and C
       from Schedule RC-E, part 1).................................                                   RCON 2200   21,550,056  13.a.
       (1) Noninterest-bearing(1)..................................             RCON 6631  8,895,137                          13.a.1
       (2) Interest-bearing........................................             RCON 6636 12,654,919                          13.a.2
    b. In foreign offices, Edge and Agreement subsidiaries, and
       IBFs (from Schedule RC-E, part II)..........                                                   RCFN 2200   12,364,650  13.b.
       (1) Noninterest bearing.....................................             RCFN 6631    287,496                          13.b.1
       (2) Interest-bearing........................................             RCFN 6636 12,077,154                          13.b.2
14. Federal funds purchased and securities sold under agreements
    to repurchase:                                                                                    RCFD 2800    3.817,421  14
15. a. Demand notes issued to the U.S. Treasury                                                       RCON 2840       63,621  15.a.
    b. Trading Liabilities(from Schedule RC-D).....................                                   RCFD 3548    5,872,831  15b.
16. Other borrowed money:
    a. With original maturity of one year or less..................                                   RCFD 2332    2,607,549  16.a.
    b. With original  maturity of more than one year...............                                   RCFD 2333      322,414  16b.
17. Not applicable
18. Bank's liability on acceptance executed and outstanding........                                   RCFD 2920      488,866  18.
19. Subordinated notes and debentures..............................                                   RCFD 3200    1,550,000  19.
20. Other liabilities (from Schedule RC-G).........................                                   RCFD 2930    1,196,229  20.
21. Total liabilities (sum of items 13 through 20).................                                   RCFD 2948   49,833,637  21.
22. Not applicable
EQUITY CAPITAL
23. Perpetual preferred stock and related surplus..................                                   RCFD 3838            0  23.
24. Common stock...................................................                                   RCFD 3230      200,858  24.
25. Surplus (exclude all surplus related to preferred stock).......                                   RCFD 3839    2,944,244  25.
26. a. Undivided profits and capital reserves......................                                   RCFD 3632      954,885  26.a.
    b. Net unrealized holding gains (losses) on available-for-sale
       securities..................................................                                   RCFD 8434       (1,089) 26.b.
27. Cumulative foreign currency translation adjustments............                                   RCFD 3284       (1,712) 27.
28. Total equity capital (sum of items 23 through 27)..............                                   RCFD 3210    4,097,186  28.
29. Total liabilities, limited-life preferred stock, and equity
    capital (sum of items 21, 22, and 28)..........................                                   RCFD 3300   53,930,823  29.

Memorandum
To be reported only with the March Report of Condition.
1.  Indicate in the box at the right the number of the statement below that best                              Number
    describes the most comprehensive level of auditing work performed for the                             -------------
    bank by independent external auditors as of any date during 1996......................RCFD 6724 ...... 2                   M.1.
                                                                                                          -------------



 1 =  Independent audit of the bank conducted in accordance           4  =  Directors' examination of the bank performed by other
      with generally accepted auditing standards by a certified             external auditors (may be required by state chartering
      public accounting firm which submits a report on the bank             authority)
 2 =  Independent audit of the bank's parent holding company          5  =  Review of the bank's financial statements by external
      conducted in accordance with generally accepted auditing              auditors
      standards by a certified public accounting firm which           6  =  Compilation of the bank's financial statements by
      submits a report on the consolidated holding company                  external auditors
      (but not on the bank separately)                                7  =  Other audit procedures (excluding tax preparation work)
 3 =  Directors' examination of the bank conducted in                 8  =  No external audit work
      accordance with generally accepted auditing standards
      by a certified public accounting firm (may be required by
      state chartering authority)


----------------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.


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